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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITOR'S CONSENT


To the Board of Directors and Stockholders of Network Appliance, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 33-99638, 333-25277, 333-40307, 333-41384, 333-53776, 333-73982, 333-57378 and
333-100837 on Form S-8 of our report dated May 10, 2002, (December 4, 2002 as to
Note 14), which expresses an unqualified opinion and includes an explanatory paragraph relating to the revision described in Note 14, appearing in this Annual Report on Form 10-K/A of Network Appliance, Inc. for the year ended
April 30, 2002.



/s/ DELOITTE & TOUCHE LLP

San Jose, California
December 4, 2002